UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2026

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		0-26640	36-3943363
(State or other jurisdiction of		(Commission File Number)	(IRS Employer
incorporation or organization)			Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana		70433-5001
(Address of principal executive offices)			(Zip Code)

(985) 892-5521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed by Pool Corporation (the “Company”) on May 4, 2026 (the “Original Form 8-K”), the Company and Peter D. Arvan mutually agreed that Mr. Arvan will cease to serve as President and Chief Executive Officer, effective May 4, 2026. Accordingly, the Company and Mr. Arvan entered into a separation agreement and general release (the “Separation Agreement”). The Company is filing this Amendment No. 1 (the “Amendment”) to the Original Form 8-K to provide information regarding the Separation Agreement, which was not available at the time of filing of the Original Form 8-K.

As a result of Mr. Arvan’s resignation, under the Separation Agreement, he will receive his base salary for a period of 54 weeks after termination. In addition, Mr. Arvan is entitled to reimbursement of health insurance premiums for twelve months and will be eligible to continue vesting up to 55,156 shares of performance-based restricted stock awards subject to achievement of the applicable performance goals and up to 21,870 shares of restricted stock awards, in both cases provided he continues to comply with the non-competition requirements and the terms of the Separation Agreement. Receipt of these severance benefits is conditioned upon Mr. Arvan’s execution of a general release of claims, allowing such release to become effective and continued compliance with any applicable post-termination obligations as set forth in the Separation Agreement.

The Separation Agreement includes customary waiver and release provisions in favor of the Company, as well as non-competition, confidentiality, and non-disparagement provisions. In addition, certain payments and benefits due to Mr. Arvan under the Separation Agreement are subject to recovery by the Company in accordance with the Company’s compensation Clawback Policy and also upon the occurrence of certain specified events. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Except as expressly set forth herein, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release, dated as of May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie M. Hart
Melanie M. Hart
Senior Vice President and Chief Financial Officer

Dated: May 8, 2026